                              JOINT REPORTING AGREEMENT

          In consideration of the mutual covenants herein contained, each of the parties hereto represents to and agrees with the other party as follows:

          1.  Such party is eligible to file a statement or statements on schedule 13D pertaining to the Common Stock, no par value, of Consumer Portfolio Services, Inc. to which this agreement is an exhibit, for filing of the information contained herein.

          2. Such party is responsible for timely filing of such statement and any amendments thereto and for the completeness and accuracy of the information concerning such party contained therein, provided that no such party is responsible for the completeness or accuracy of the information concerning any other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.

          3. Such party agrees that such statement is filed by and on behalf of each such party and that any amendment thereto will be filed on behalf of each such party.

          This Joint Reporting Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

Dated:    November 19, 1998

          LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P.,
          a California limited partnership
          By:  LLCP California Equity Partners II, L.P.,
               Its: General Partner
               By:  Levine Leichtman Capital Partners, Inc.,
                    Its:  General Partner

                    By: /s/ Arthur E. Levine
                       --------------------------------
                          Arthur E. Levine
                          Title:  President

          LLCP CALIFORNIA EQUITY PARTNERS II, L.P.,
          a California limited partnership
          By:  Levine Leichtman Capital Partners, Inc.
               Its:  General Partner

                    By: /s/ Arthur E. Levine
                       --------------------------------
                          Arthur E. Levine
                          Title:  President

                    [signatures continue on following page]

          LEVINE LEICHTMAN CAPITAL PARTNERS, INC., a California corporation

          By: /s/ Arthur E. Levine
             --------------------------
              Arthur E. Levine
              Title:  President

          /s/ Arthur E. Levine
          ------------------------------
          ARTHUR E. LEVINE

          /s/ Lauren B. Leichtman
          ------------------------------
          LAURENB. LEICHTMAN



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